Exhibit 23

            Consent of Independent Registered Public Accounting Firm



The Board of Directors
Trustmark Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-110066, 333-39786, 333-35889, 333-07141 and 333-74448) on Form S-8 and (No.
333-104566) on Form S-3 of Trustmark Corporation of our report dated February 14, 2004, except as to the first two paragraphs of Note 7 and Note 18, which are as of May 26, 2004, with respect to the consolidated balance sheets of Trustmark Corporation as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in Form 8-K of Trustmark Corporation dated June 2, 2004. Our report refers to the fact that effective January 1, 2002, the Company changed its method of accounting for goodwill and other intangible assets.


                                            /s/ KPMG LLP
Jackson, Mississippi
May 26, 2004